Exhibit 4.10

Execution Copy

SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is entered into on September 28, 2010 (the “Effective Date”), by and among

1.                                       Light In The Box Holding Co., Ltd., an exempted company organized under the laws of the Cayman Islands (the “Company”),

2.                                       Light In The Box Limited, a company incorporated under the Laws of Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) (the “HK Subsidiary”),

3.                                       Lanting Jishi Trade (Shenzhen) Co. Ltd. (兰亭集势贸易（深圳）有限公司), a foreign invested commercial enterprise incorporated under the Laws of the PRC (the “FICE”),

4.                                       Shenzhen Lanting Huitong Technologies Co., Ltd. (MN (深圳兰亭汇通科技有限公司), a domestic limited liability company incorporated under the Laws of the PRC (the “Shenzhen Lanting”),

5.                                       each of the individuals and their respective holding company listed on Schedule A-1 attached hereto (each such individual, a “Founder” and collectively, the “Founders”, each such holding company, a “Founder Holding Entity” and collectively, the “Founder Holding Entities”),

6.                                       each of the individuals and their respective holding company listed on Schedule A-2 attached hereto (each such individual, an “Angel” and collectively, the “Angels”, each such holding company, a “Angel Holding Entity” and collectively, the “Angel Holding Entities”),

7.                                       Ceyuan Ventures II, L.P. and Ceyuan Ventures Advisors Fund II, LLC. (collectively, the “Ceyuan Investors”),

8.                                       GSR Ventures III, L.P. and Banean Holdings Ltd (collectively, “GSR Investors”), and

9.                                       Trustbridge Partners III, L.P. (“TBP”, together with the Ceyuan Investors and GSR Investors, the “Investors”).

Each of the parties listed above referred to herein individually as a “Party” and collectively as the “Parties”.

Capitalized terms used herein without definition shall have the meanings set forth in the Purchase Agreement (as defined below).

RECITALS

A                                      The Company holds 100% equity interest of the HK Subsidiary which owns 100% registered capital of FICE which in turn Controls the Shenzhen Lanting, the sole shareholder of Shanghai Ouku Network Technologies Co., Ltd. (上海欧酷网络科技有限公司, “Shanghai Ouku”), by a Captive Structure.

B                                        The HK Subsidiary is engaged in the business of commercial wholesale, retail, product import, export and logistics, operation of the website of www.lightinthebox.com. The FICE is engaged in the business of commercial wholesale, retail, commission-agency, product import, export and logistics. The Shenzhen Lanting is engaged in the business of development of software and network system platform and consulting service with respect to the computer technology and the Shanghai Ouku is engaged in the development and sale of network technologies, computer software and hardware and communications equipment, the sale of electronic products, home appliances, textile and apparel, shoes, hats, and bags, leather products, cosmetic products, and the online retail of audio visual products. The Company seeks expansion capital to grow the Business (as defined below) and, correspondingly, seeks to secure an investment from the Investors, on the terms and conditions set forth herein.

C                                        The Company, the HK Subsidiary, the FICE, the Founders, the Founder Holding Entities, the Angels, the Angel Holding Entities, the Ceyuan Investors and GSR Ventures III, L.P. entered into an Amended and Restated Shareholders Agreement dated June 26, 2009 (the “Restated Agreement”) to amend, restate, supersede and replace in its entirety a Shareholders Agreement dated October 23, 2008 entered into by and among certain parties to the Restated Agreement and certain other party to the Shareholder Agreement (the “Original Agreement”).

D                                       The Investors have agreed to purchase from the Company, and the Company has agreed to sell to the Investors, certain Series C Preferred Shares (as defined below) of the Company on the terms and conditions set forth in the Series C Preferred Share Purchase Agreement dated as of the date hereof by and among the Company, the HK Subsidiary, FICE, the Shenzhen Lanting, the Shanghai Ouku, the Founders, the Founder Holding Entities, and the Investors (the “Purchase Agreement”). A capitalization table of the Company’s outstanding share capital at the time of the execution of this Agreement is set forth in Schedule B attached hereto.

E                                         The Purchase Agreement provides that the amendment and restatement of the Restated Agreement by execution and delivery of this Agreement shall be a condition precedent to the consummation of the transactions contemplated under the Purchase Agreement.

F                                         The Parties, representing all of the parties to the Restated Agreement, desire to amend and restate the Restated Agreement by entering into this Agreement on the terms and conditions set forth herein, which shall amend, restate, supersede and replace in its entirety the Restated Agreement.

G                                        The Parties desire to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein on the terms and conditions set forth herein.

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereto hereby agree as follows:

1.                                      Definitions.

1.1                               The following terms shall have the meanings ascribed to them below:

“Accounting Standards” means generally accepted accounting principles in the United States of America.

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. In the case of an Investor, the term “Affiliate” also includes (v) any shareholder of the Investor, (w) any of such shareholder’s or Investors’ general partners or limited partners, (x) the fund manager managing such shareholder or Investor (and general partners, limited partners and officers thereof) and (y) trusts controlled by or for the benefit of any such Person referred to in (v), (w) or (x).

“Applicable Securities Laws” means (i) with respect to any offering of securities in the United States, or any other act or omission within that jurisdiction, the securities laws of the United States, including the Exchange Act and the Securities Act, and any applicable Law of any state of the United States, and (ii) with respect to any offering of securities in any jurisdiction other than the United States, or any related act or omission in that jurisdiction, the applicable Laws of that jurisdiction.

“Associate” means, with respect to any Person, (1) a corporation or organization (other than the Group Companies) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of Equity Securities, (2) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity, or (3) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

“Board” or “Board of Directors” means the board of directors of the Company.

“Business” means the business conducted by the HK Subsidiary and the Shanghai Ouku, respectively, as set forth in Recital B.

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by law to be closed in the PRC.

“Captive Structure” means the structure under which the FICE Controls the Shenzhen Lanting through the Control Documents.

“CFC” means a controlled foreign corporation as defined in the Code.

“Charter Documents” means, with respect to a particular legal entity, the articles of incorporation, certificate of incorporation, memorandum of association, articles of association, bylaws, articles of organization, certificate of formation, limited liability company agreement, operating agreement, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity.

“Circular 75” means the Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents to Engage in Overseas Financing and Round Trip Investment via Overseas Special Purpose Companies issued by SAFE on October 21, 2005.

“Closing Date” means the date on which the Closing as defined in the Purchase

Agreement occurs.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means (i) with respect to any offering of securities in the United States, the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act, and (ii) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the offering or sale of securities in that jurisdiction.

“Consent” means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Authority.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Control Documents” means the following contracts collectively: (i) Exclusive Technology and Consulting Service Agreement (独家技术和咨询服务协议) entered into by and between the FICE and the Shenzhen Lanting dated as of October 23, 2008, (ii) Business Operation Agreement (业务经营协议) entered into by and between the FICE and the Shenzhen Lanting dated as of October 23, 2008, (iii) Share Disposal Agreement (股权处置协议) entered into by and among the FICE, the Shenzhen Lanting and the equity holders of the Shenzhen Lanting dated as of October 23, 2008, and (iv) Share Pledge Agreement (股份质押合同) entered into by and among the FICE, the Shenzhen Lanting and the equity holders of the Shenzhen Lanting dated as of October 23, 2008.

“Conversion Shares” means Ordinary Shares issuable upon conversion of any Preferred Shares.

“Equity Securities” means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any Contract providing for the acquisition of any of the foregoing.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Form S-3” means Form S-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Governmental Authority” means any government of any nation or any federation, province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Group Company” means each of the Company, the HK Subsidiary, the UK Subsidiary, the Shenzhen Lanting, the Shanghai Ouku and the FICE, together with each Subsidiary of any of the foregoing, except for Lanting Jishi (Beijing) Technology, Co., Ltd., and “Group” refers to all of Group Companies collectively.

“Holders” means the holders of Registrable Securities who are parties to this Agreement from time to time, and their permitted transferees that become parties to this Agreement from time to time.

“Indebtedness” of any Person means, without duplication, each of the following of such Person: (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced that are incurred in connection with the acquisition of properties, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all obligations that are capitalized in accordance with Accounting Standards, (vii) all obligations under banker’s acceptance, letter of credit or similar facilities, (viii) all obligations to purchase, redeem, retire, defease or otherwise acquire for value any Equity Securities of such Person, (ix) all obligations in respect of any interest rate swap, hedge or cap agreement, and (x) all guarantees issued in respect of the Indebtedness referred to in clauses (i) through (ix) above of any other Person, but only to the extent of the Indebtedness guaranteed.

“Initiating Holders” means, with respect to a request duly made under Section 2.1 or Section 2.2 to Register any Registrable Securities, the Holders initiating such request.

“Intellectual Property” means any and all (i) patents, patent rights and applications therefor and reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, mask works and registrations and applications therefor, author’s rights and works of authorship (including artwork, software, computer programs, source code, object code and executable code, firmware, development tools, files, records and data, and related documentation), (iv) URLs, web sites, web pages and any part thereof, (v) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications, proprietary data, customer lists, databases, proprietary processes, technology, formulae, and algorithms, (vi) trade names, trade dress, trademarks, domain names, service marks, logos, business names, and registrations and applications therefor, and (vii) the goodwill symbolized or represented by the foregoing.

“IPO” means the first firm underwritten registered public offering by the Company of its Ordinary Shares pursuant to a Registration Statement that is filed with and declared effective by either the Commission under the Securities Act or another Governmental Authority for a public offering in a jurisdiction other than the United States, including a Qualified IPO.

“Law” or “Laws” means any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended, and any and all applicable Governmental Orders.

“Liabilities” means, with respect to any Person, all liabilities, obligations and commitments of such Person of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

“Lien” means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction(whether on voting, sale, transfer, disposition or otherwise), whether imposed by Contract, understanding, law, equity or otherwise.

“Memorandum and Articles” means the Memorandum of Association of the Company and the Articles of Association of the Company, as each may be amended and/or restated from time to time.

“Ordinary Share Equivalents” means any Equity Security which is by its terms convertible into or exchangeable or exercisable for Ordinary Shares or other share capital of the Company, including without limitation, the Preferred Shares.

“Ordinary Shares” means the Company’s ordinary shares, par value US$1/15000 per share.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PFIC” means passive foreign investment company as defined in the Code.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and the islands of Taiwan.

“Preferred Directors” means the directors designated or caused to be designated to the board of directors of a Group Company in accordance with Section 9.1(i) (b), (c) and (d) hereof.

“Preferred Shares” means collectively, the Series A Preferred Shares, the Series B Preferred Shares, and the Series C Preferred Shares.

“Public Official” means any executive, official, or employee of a Governmental Authority, political party or member of a political party, political candidate; executive, employee or officer of a public international organization; or director, officer or employee or agent of a wholly owned or partially state-owned or controlled enterprise, including a PRC state-owned or controlled enterprise.

“Qualified IPO” collectively means, as applicable, (i) a firm commitment underwritten public offering of the Ordinary Shares of the Company in the United States pursuant to an effective registration statement under the United States Securities Act of 1933, as amended, with an offering price (exclusive of underwriting commissions and expenses) (x) that implies a market capitalization of the Company immediately prior to such offering of more than US$550,000,000 and that results in gross proceeds to the Company of more than US$55,000,000 if the filing date of such offering is subsequent to the third year anniversary of the Closing Date, or (y) that implies a market capitalization of the Company immediately prior to such offering of more than US$450,000,000 and that results in gross proceeds to the Company of more than US$45,000,000 if the filing date of such offering is on or prior to the third year anniversary of the Closing Date, or in a public offering of the Ordinary Shares of the Company substantially similar to the foregoing in another jurisdiction which results in the Ordinary Shares trading publicly on a recognized regional or national securities exchange so long as such offering satisfies the foregoing market capitalization and gross proceeds requirements, or any other initial public offering of the Ordinary Shares recognized upon the prior written consent of the holders of no less than ninety percent (90%) of the voting power of the outstanding Preferred Shares (voting as a single class and on an as-converted basis) (the “Company Qualified IPO”); or (ii) a firm commitment underwritten public offering of the shares of the HK Subsidiary or any other Subsidiary of the Company in the PRC or other jurisdiction approved by the board of relevant Subsidiary (x) that implies a pre-offering market capitalization of such Subsidiary immediately prior to such offering of more than US$550,000,000 and that results in gross proceeds to such Subsidiary of more than US$55,000,000 if the filing date of such offering is subsequent to the third year anniversary of the Closing Date, or (y) that implies a market capitalization of the such Subsidiary immediately prior to such offering of more than US$450,000,000 and that results in gross proceeds to the such Subsidiary of more than US$45,000,000 if the filing date of such offering is on or prior to the third year anniversary of the Closing Date, or any other initial public offering of the shares of such Subsidiary recognized upon the prior written consent of the holders of no less than ninety percent (90%) of the voting power of the outstanding Preferred Shares (voting as a single class on an as-converted basis) (each public offering in the foregoing subtitles (i) and (ii), the “Qualified IPO” collectively). It is understood that a Group Company’s market capitalization immediately prior to the aforesaid public offering of its shares shall equal to the product of (x) the Group Company’s market capitalization immediately following the closing of such offering as determined by the offering price (exclusive of underwriting commissions and expenses), multiplied by (y) the difference derived by one hundred percent (100%) minus the percentage of dilution to the holders of Series C Preferred Shares between the Closing Date and the closing date of such offering. It is further understood that (i) if prior to the closing date of the aforesaid public offering of shares of a Group Company, the Shareholders have obtained proceeds from a Trade Sale or dividends from the Company, the market capitalization threshold for the Qualified IPO as provided above shall be reduced by an amount equal to the aggregate amount of all proceeds that the Shareholders have obtained from all such Trade Sales and all dividends that the Shareholders have obtained from the Company and the gross proceeds threshold for the Qualified IPO as provided above shall be reduced by an amount equal to 10% of the aggregate amount of all proceeds that the Shareholders have obtained from all such Trade Sales and all dividends that the Shareholders have obtained from the Company; (ii) if any Subsidiary(ies) of the Company conducts a public offering of its shares, the market capitalization threshold and gross proceeds threshold for any subsequent Qualified IPO shall be reduced respectively by an amount equal to the aggregate market capitalizations that have been effected by the Subsidiaries in previous public offerings and an amount equal to the aggregate proceeds that the Subsidiaries have obtained in previous public offerings.

“Registrable Securities” means (i) the Ordinary Shares issued or issuable upon conversion of the Series A Preferred Shares, (ii) the Ordinary Shares issued or issuable upon conversion of the Series B Preferred Shares, (iii) the Ordinary Shares issued or issuable upon conversion of the Series C Preferred Shares, (iv) any Ordinary Shares of the Company issued as a dividend or other distribution with respect to, in exchange for, or in replacement of, the shares referenced in (i), (ii) and (iii) herein, and (v) any Ordinary Shares owned or hereafter acquired by the Investors; excluding in all cases, however, any of the foregoing sold by a Person in a transaction other than an assignment pursuant to Section 12.3. For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when such Registrable Securities have been disposed of pursuant to an effective Registration Statement.

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

“Registration Statement” means a registration statement prepared on Form F-1, F-3, S-1, or S-3 under the Securities Act (including, without limitation, Rule 415 under the Securities Act), or on any comparable form in connection with registration in a jurisdiction other than the United States.

“Related Party” means any Affiliate, officer, director, supervisory board member, employee, or holder of any Equity Security of any Group Company (other than the Investors), and any Affiliate or Associate of any of the foregoing.

“Right of First Refusal & Co-Sale Agreement” has the meaning ascribed thereto in the Purchase Agreement.

“SAFE” means the State Administration of Foreign Exchange of the PRC.

“SAFE Rules and Regulations” means collectively, the Circular 75, and any other applicable SAFE rules and regulations.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Series A Preferred Shares” means the Series A Preferred Shares of the Company, par value US$1/15000 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series B Preferred Shares” means the Series B Preferred Shares of the Company, par value US$1/15000 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series C Preferred Shares” means the Series C Preferred Shares of the Company, par value US$1/15000 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Shares” means the Ordinary Shares and the Preferred Shares.

“Restricted Share Agreement” has the meaning set forth in the Purchase Agreement.

“Shareholder” means a holder of any outstanding Shares of the Company.

“Subsidiary” means, with respect to any given Person, any other Person that is Controlled directly or indirectly by such given Person.

“Trade Sale” means any the following events:

(1)           any consolidation, amalgamation, scheme of arrangement or merger of any Group Company with or into any other Person or other corporate reorganization, in which the members or shareholders of such Group Company immediately prior to such consolidation, amalgamation, merger, scheme of arrangement or reorganization, own less than fifty percent (50%) of such Group Company’s voting power in the aggregate immediately after such consolidation, merger, amalgamation, scheme of arrangement or reorganization, or any transaction or series of related transactions to which such Group Company is a party in which in excess of fifty percent (50%) of such Group Company’s voting power is transferred;

(2)           a sale, transfer, lease or other disposition of all or substantially all of the assets of any Group Company (or any series of related transactions resulting in such sale, transfer, lease or other disposition of all or substantially all of the assets of such Group Company); or

(3)           the exclusive licensing of all or substantially all of any Group Company’s intellectual property to a third party.

“Transaction Document” has the meaning set forth in the Purchase Agreement.

“UK Subsidiary” means LIGHTINTHEBOX (UK) LIMITED.

“U.S.” means the United States of America.

“United States Person” means United States person as defined in Section 7701(a)(30) of the Code.

1.2          Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:

Additional Number	Section 7.4 (ii)

Agreement	Preamble

Angel/Angels	Preamble

Angel Holding Entity/Angel Holding Entities	Preamble

Arbitration Notice	Section 12.5 (i)

Awards	Section 11.6(iii)

Ceyuan Investors	Preamble

Company	Preamble

Competitor	Section 11.12

Confidential Information	Section 11.13 (i)

Direct US Investor	Section 11.11 (iii)

Disclosing Party	Section 11.13 (iii)

Dispute	Section 12.5 (i)

Effective Date	Preamble

ESOP	Section 7.3 (i)

Exempt Registrations	Section 3.4

FICE	Preamble

First Participation Notice	Section 7.4 (i)

Founder/Founders	Preamble

Founder Holding Entity/Founder Holding Entities	Preamble

GSR Investors	Preamble

HK Subsidiary	Preamble

HKIAC	Section 12.5 (ii)

HKIAC Rules	Section 12.5 (ii)

Hong Kong	Preamble

Indirect US Investor	Section 11.11 (iii)

Investors	Preamble

List of Competitor	Section 11.12

New Securities	Section 7.3

Ordinary Directors	Section 9.1 (i)

Other Director	Section 9.1 (i)

Oversubscription Participants	Section 7.4 (ii)

Party/Parties	Preamble

PFIC Shareholder	Section 11.11 (iii)

Principal Tribunal	Section 12.5 (ix) (1)

Preemptive Right	Section 7.1

Preemptive Rights Holder	Section 7.1

Prior Agreement	Recitals

Pro Rata Share	Section 7.2

Purchase Agreement	Recitals

Restricted Business	Section 11.9

Second Participation Notice	Section 7.4 (ii)

Second Participation Period	Section 7.4 (ii)

Security Holder	Section 11.2

Series A Director	Section 9.1 (i)

Series B Director	Section 9.1 (i)

Shenzhen Lanting	Recital

Subsidiary Board	Section 9.1 (iii)

TBP	Preamble

TBP Director	Section 9.1 (i)

Violation	Section 5.1 (i)

1.3          Interpretation.  For all purposes of this Agreement, except as otherwise expressly herein provided, (i) the terms defined in this Section 1 shall have the meanings assigned to them in this Section 1 and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned under the Accounting Standards, (iii) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (iv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (v) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (vi) all references in this Agreement to designated Schedules, Exhibits and Appendices are to the Schedules, Exhibits and Appendices attached to this Agreement, (vii) references to this Agreement, any other Transaction Documents and any other document shall be construed as references to such document as the same may be amended, supplemented or novated from time to time, (viii) the term “or” is not exclusive, (ix) the term “including” will be deemed to be followed by “, but not limited to,” (x) the terms “shall,” “will,” and “agrees” are mandatory, and the term “may” is permissive, (xi) the phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning, (xii) the expressions “Investor”, “GSR Investors”, “Ceyuan Investors”, “TBP”, “Angel” and “Angel Holding Entities” shall, unless the context prohibits, include their respective successors, permitted transferees and assigns and any Persons deriving title under them, (xiii) the “outstanding Registrable Securities” shall mean the number of Ordinary Shares that are Registrable Securities and are then issued and outstanding, the Ordinary Shares issuable upon conversion of the Preferred Shares (or any other Ordinary Share Equivalents) held by the Investors then issued and outstanding, (xiv) the term “voting number” refers to the number of votes attributable to the Shares (on an as-converted basis) in accordance with the terms of the Memorandum and Articles, and (xv) the headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

2.              Demand Registration.

2.1          Registration Other Than on Form F-3 or Form S-3. Subject to the terms of this Agreement, at any time or from time to time after the earlier of (i) the three (3) year anniversary of the Closing Date or (ii) the date that is six (6) months after the closing of the Company Qualified IPO, Holders holding twenty-five percent (25%) or more of the voting power of the then outstanding Registrable Securities held by all Holders may request in writing that the Company effect a Registration on any internationally recognized exchange that is reasonably acceptable to such requesting Holders.  Upon receipt of such a request, the Company shall (x) promptly give written notice of the proposed Registration to all other Holders and (y) as soon as practicable, use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdiction as the Initiating Holders may request. The Company shall be obligated to effect no more than three (3) Registrations pursuant to this Section 2.1 that have been declared and ordered effective; provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 2.1 is not consummated for any reason other than due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.1; provided further that the Registration pursuant to Section 2.2 or 3.1 shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.1.

2.2          Registration on Form F-3 or Form S-3.  Subject to the terms of this Agreement, if the Company qualifies for registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), any Holder may request the Company to file, in any jurisdiction in which the Company has had a registered underwritten public offering, a Registration Statement on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), including without limitation any registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or a delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission. Upon receipt of such a request, the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and (ii) as soon as practicable, use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and qualified for sale and distribution in such jurisdiction. There shall be no limit on the number of times the Holders may request registration of Registrable Securities pursuant to this Section 2.2; provided that the Company shall be obligated to effect no more than two (2) Registrations that have been declared and ordered effective within any twelve (12)-month period pursuant to this Section 2.2. If the sale of all of the Registrable Securities sought to be included pursuant to this Section 2.2 is not consummated for any reason other than due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.2.

2.3          Right of Deferral.

(i)       The Company shall not be obligated to Register or qualify Registrable Securities pursuant to this Section 2:

(1)           if, within ten (10) days of the receipt of any request of the Holders to Register any Registrable Securities under Section 2.1 or Section 2.2, the Company gives notice to the Initiating Holders of its bona fide intention to effect the filing for its own account of a Registration Statement of Ordinary Shares within sixty (60) days of receipt of that request; provided, that the Company is actively employing in good faith its reasonable best efforts to cause that Registration Statement to become effective within sixty (60) days of receipt of that request; provided, further, that the Holders are entitled to join such Registration in accordance with Section 3 (other than an Exempt Registration);

(2)           during the period starting with the date of filing by the Company of, and ending six (6) months following the effective date of any Registration Statement pertaining to Ordinary Shares of the Company; provided, that the Holders are entitled to join such Registration in accordance with Section 3 (other than an Exempt Registration);

(3)           in any jurisdiction in which the Company would be required to be qualified to do business or to execute a general consent to service of process in effecting such Registration or qualification, unless the Company is already so qualified or subject to service of process in such jurisdiction; or

(4)           with respect to the registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), if Form F-3 is not available for such offering by the Holders, or if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$1,000,000.

(ii)           If, after receiving a request from Holders pursuant to Section 2.1 or Section 2.2 hereof, the Company furnishes to the Holders a certificate signed by the chief executive officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company or its members for a Registration Statement to be filed in the near future, then the Company shall have the right to defer such filing for a period during which such filing would be materially detrimental, provided, that that the Company may not utilize this right and/or the deferral right contained in clause (ii) for more than ninety (90) days on any one occasion or for more than once during any twelve (12) month period; provided, further, that the Company may not Register any other of its Securities during such period (except for Exempt Registrations).

2.4          Underwritten Offerings.  If, in connection with a request to Register Registrable Securities under Section 2.1 or Section 2.2, the Initiating Holders seek to distribute such Registrable Securities in an underwritten offering, they shall so advise the Company as a part of the request, and the Company shall include such information in the written notice to the other Holders described in Section 2.1 and Section 2.2. In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering (unless otherwise mutually agreed by the Initiating Holders and such Holder, taken together) to the extent provided herein. All Holders proposing to distribute their securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwritten offering by the Company and reasonably acceptable to the holders of a majority of the voting power of all Registrable Securities proposed to be included in such Registration. Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company that marketing factors (including without limitation the aggregate number of securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten in a Registration pursuant to Section 2.1 or Section 2.2, the underwriters may exclude up to seventy-five percent (75%) of the Registrable Securities requested to be Registered but only after first excluding all other Equity Securities from the Registration and underwritten offering and so long as the number of shares to be included in the Registration on behalf of the non-excluded Holders is allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included. If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement.  Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the Registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares. If, as a result of such underwriter cutback, the Holders cannot include in a public offering all of the Registrable Securities that they have requested to be included therein pursuant to Section 2.1, then such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to Section 2.1.

3.                                      Piggyback Registrations.

3.1          Registration of the Company’s Securities. Subject to the terms of this Agreement, if the Company proposes to Register for its own account any of its Equity Securities, or for the account of any holder (other than a Holder) of Equity Securities any of such holder’s Equity Securities, in connection with the public offering of such securities (except as set forth in Section 3.4), the Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within fifteen (15) days after delivery of such notice, the Company shall use its reasonable best efforts to include in such Registration any Registrable Securities thereby requested to be Registered by such Holder.  If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company, all upon the terms and conditions set forth herein. There shall be no limit on the number of times the Holders may request registration of Registrable Securities pursuant to this Section 3.1.

3.2          Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any Registration initiated by it under Section 3.1 prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein. The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 4.3.

3.3          Underwriting Requirements.

(i)         In connection with any offering involving an underwriting of the Company’s Equity Securities, the Company shall not be required to Register the Registrable Securities of a Holder under this Section 3 unless such Holder’s Registrable Securities are included in the underwritten offering and such Holder enters into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected by the Company and setting forth such terms for the underwritten offering as have been agreed upon between the Company and the underwriters.  In the event the underwriters advise Holders seeking Registration of Registrable Securities pursuant to this Section 3 in writing that market factors (including the aggregate number of Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten, the underwriters may exclude up to seventy-five percent (75%) of the Registrable Securities requested to be Registered but only after first excluding all other Equity Securities (except for securities sold for the account of the Company) from the Registration and underwriting and so long as the Registrable Securities to be included in such Registration on behalf of any non-excluded Holders are allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

(ii)        If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwritten offering shall be withdrawn from the Registration.

3.4          Exempt Registrations. The Company shall have no obligation to Register any Registrable Securities under this Section  3 in connection with a Registration by the Company (i) relating solely to the sale of securities to participants in a Company share plan, (ii) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the Laws of another jurisdiction, as applicable), (iii) on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities and does not permit secondary sales, or (iv) relating to a registration in which the only Ordinary Shares being registered are Ordinary Shares issuable upon conversion of debt securities that are also being registered (collectively, “Exempt Registrations”).

4.                                      Registration Procedures.

4.1          Registration Procedures and Obligations. Whenever required under this Agreement to effect the Registration of any Registrable Securities held by the Holders, the Company shall, as expeditiously as reasonably possible:

(i)         Prepare and file with the Commission a Registration Statement with respect to those Registrable Securities and use its reasonable best efforts to cause that Registration Statement to become effective, and, upon the request of the Holders holding a majority of the Registrable Securities Registered thereunder, keep the Registration Statement effective until the distribution thereunder has been completed;

(ii)        Prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of Applicable Securities Laws with respect to the disposition of all securities covered by the Registration Statement;

(iii)       Furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus, required by Applicable Securities Laws, and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(iv)       Use its reasonable best efforts to Register and qualify the securities covered by the Registration Statement under the securities Laws of any jurisdiction, as reasonably requested by the Holders, provided, that the Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdictions;

(v)        In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in customary form, with the managing underwriter(s) of the offering;

(vi)       Promptly notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under Applicable Securities Laws of (a) the issuance of any stop order by the Commission, or (b) the happening of any event or the existence of any condition as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or if in the opinion of counsel for the Company it is necessary to supplement or amend such prospectus to comply with law, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or such prospectus, as supplemented or amended, shall comply with law;

(vii)      Furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (i) an opinion, dated the date of the sale, of the counsel representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering; and (ii) comfort letters dated as of (x) the effective date of the registration statement covering such Registrable Securities, and (y) the closing date of the offering, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(viii)     Otherwise comply with all applicable rules and regulations of the Commission to the extent applicable to the applicable registration statement and use its reasonable best efforts to make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Act, no later than forty-five (45) days after the end of a twelve (12) month period (or ninety (90) days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of such registration statement, which statement shall cover such twelve (12) month period, subject to any proper and necessary extensions;

(ix)       Not, without the written consent of the holders of at least ninety percent (90%) of voting power of the then outstanding Registrable Securities, make any offer relating to the Securities that would constitute a “free writing prospectus,” as defined in Rule 405 promulgated under the Act;

(x)        Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a number assigned by the Committee on Uniform Securities Identification Procedures for all those Registrable Securities, in each case not later than the effective date of the Registration; and

(xi)       Take all reasonable action necessary to list the Registrable Securities on the primary exchange on which the Company’s securities are then traded or, in connection with a Company Qualified IPO, the primary exchange on which the Company’s securities will be traded.

4.2          Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder’s Registrable Securities.

4.3          Expenses of Registration.  All expenses, other than the underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement (which shall be borne by the Holders requesting Registration on a pro rata basis in proportion to their respective numbers of Registrable Securities sold in such Registration), incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all Registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursement of one counsel for all selling Holders, shall be borne by the Company. The Company shall not, however, be required to pay for any expenses of any Registration proceeding begun pursuant to pursuant to Section 2.1 or Section 2.2 of this Agreement if the Registration request is subsequently withdrawn at the request of the Holders holding a majority of the voting power of the Registrable Securities requested to be Registered by all Holder in such Registration (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be thereby Registered in the withdrawn Registration), unless the Holders of a majority of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2.1 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (1) such demand registration); provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses.

5.                                      Registration-Related Indemnification.

5.1          Company Indemnity.

(i)    To the maximum extent permitted by Law, the Company will indemnify and hold harmless each Holder, such Holder’s partners, officers, directors, shareholders, members, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under Laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any Registration, qualification, or compliance, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”):  (a) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), (b) the omission or alleged omission to state in the Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any violation or alleged violation by the Company of Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws. The Company will reimburse each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

(ii)   The indemnity agreement contained in this Section 5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises solely out of or is solely based upon a Violation that occurs in reliance upon and in conformity with written information furnished for use in connection with such Registration by any such Holder, such Holder’s partners, officers, directors, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter. Further, the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or other aforementioned person, or any person controlling such Holder, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the most current prospectus was not sent or given by or on behalf of such Holder or other aforementioned person to such person, if required by law to have been so delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

5.2          Holder Indemnity.

(i)    To the maximum extent permitted by Law, each selling Holder that has included Registrable Securities in a Registration will, severally and not jointly, indemnify and hold harmless the Company, its directors and officers, any other Holder selling securities in connection with such Registration and each Person, if any, who controls (within the meaning of the Securities Act) the Company, such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs solely in reliance upon and in conformity with written information furnished by such Holder for use in connection with such Registration; and each such Holder will reimburse any Person intended to be indemnified pursuant to this Section 5.2, for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action. No Holder’s liability under this Section 5.2 (when combined with any amounts paid by such Holder pursuant to Section 5.4) shall exceed the net proceeds received by such Holder from the offering of securities made in connection with that Registration.

(ii)   The indemnity contained in this Section 5.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed).

5.3          Notice of Indemnification Claim. Promptly after receipt by an indemnified party under Section 5.1 or Section 5.2 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under Section 5.1 or Section 5.2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties. An indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonably incurred fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 5, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.

5.4          Contribution. If any indemnification provided for in Section 5.1 or Section 5.2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount (after combined with any amounts paid by such Holder pursuant to Section 5.2) in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

5.5          Underwriting Agreement.  To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

5.6          Survival. The obligations of the Company and Holders under this Section 5 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

6.                                      Additional Registration-Related Undertakings.

6.1          Reports under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any Applicable Securities Laws that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3 or Form S-3 (or any comparable form in a jurisdiction other than the United States), the Company agrees to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144 (or comparable provision, if any, under Applicable Securities Laws in any jurisdiction where the Company’s securities are listed), at all times following 90 days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(ii) file with the Commission in a timely manner all reports and other documents required of the Company under all Applicable Securities Laws; and

(iii) at any time following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public by the Company, promptly furnish to any Holder holding Registrable Securities, upon request (a) a written statement by the Company that it has complied with the reporting requirements of all Applicable Securities Laws at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed), (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as filed by the Company with the Commission, and (c) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s Securities are listed).

6.2 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the written consent of holders of at least ninety percent (90%) of the voting power of the then outstanding Registrable Securities held by all Holders (calculated on an as-converted to Ordinary Share basis), enter into any agreement with any holder or prospective holder of any Equity Securities of the Company that would allow such holder or prospective holder (i) to include such Equity Securities in any Registration filed under Section  2 or Section  3, unless under the terms of such agreement such holder or prospective holder may include such Equity Securities in any such Registration only to the extent that the inclusion of such Equity Securities will not reduce the amount of the Registrable Securities of the Holders that are included, (ii) to demand Registration of their Equity Securities, or (iii) cause the Company to include such Equity Securities in any Registration filed under Section  2 or Section  3 hereof on a basis pari passu with or more favorable to such holder or prospective holder than is provided to the Holders of Registrable Securities.

6.3 “Market Stand-Off” Agreement. Each holder of Shares agrees, if so required by the managing underwriter(s), that it will not during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days from the date of such final prospectus) (i) lend, offer, pledge, hypothecate, hedge, sell, make any short sale of, loan, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Equity Securities (other than those included in such offering) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Equity Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Equity Securities or such other securities, in cash or otherwise. The foregoing provisions of this Section  6.3 shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall not be applicable to the Holders unless (x) all directors, officers and all other holders of at least one percent (1%) of the outstanding share capital of the Company must be bound by restrictions at least as restrictive as those applicable to any such holder pursuant to such foregoing provisions of this Section  6.3, and (y) this

Section  6.3 shall not apply to the extent that any other Person subject to substantially similar restrictions is released in whole or in part. The lockup agreements set forth above shall permit a Holder to transfer their Registrable Securities to their respective Affiliates so long as the transferees enter into the same lockup agreement. The underwriters in connection with the Company’s IPO are intended third party beneficiaries of this Section  6.3 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. In order to enforce the foregoing covenant, the Company may place restrictive legends on the certificates and impose stop-transfer instructions with respect to the Registrable Securities of each shareholder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

6.4 Termination of Registration Rights.  The registration rights set forth in Section  2 and Section  3 of this Agreement shall terminate on the earlier of (i) the date that is five (5) years from the date of closing of an IPO, (ii) with respect to any Holder, the date on which such Holder may sell all of such Holder’s Registrable Securities under Rule 144 of the Securities Act in any ninety (90)-day period.

6.5 Exercise of Ordinary Share Equivalents. Notwithstanding anything to the contrary provided in this Agreement, the Company shall have no obligation to Register Registrable Securities which, if constituting Ordinary Share Equivalents, have not been exercised, converted or exchanged, as applicable, for Ordinary Shares, but the Company shall cooperate and facilitate any such exercise, conversion or exchange as requested by the applicable Holder.

6.6 Intent.  The terms of Section s 2 through 6 are drafted primarily in contemplation of an offering of securities in the United States of America.  The parties recognize, however, the possibility that securities may be qualified or registered for offering to the public in a jurisdiction other than the United States of America where registration rights have significance or that the Company might effect an offering in the United States of America in the form of American Depositary Receipts or American Depositary Shares. Accordingly:

(i)            It is their intention that, whenever this Agreement refers to a Law, form, process or institution of the United States of America but the parties wish to effectuate qualification or registration in a different jurisdiction where registration rights have significance, reference in this Agreement to the Laws or institutions of the United States shall be read as referring, mutatis mutandis, to the comparable Laws or institutions of the jurisdiction in question; and

(ii)           It is agreed that the Company will not undertake any listing of American Depositary Receipts, American Depositary Shares or any other security derivative of the Ordinary Shares unless arrangements have been made reasonably satisfactory to the majority of the Board (which majority must include the approval of at least a majority of Preferred Directors including the TBP Director), in each case as defined in Section  9.1 (i)) to ensure that the spirit and intent of this Agreement will be realized and that the Company is committed to take such actions as are necessary such that the Holders will enjoy rights corresponding to the rights hereunder to sell their Registrable Securities in a public offering in the United States of America as if the Company had listed Ordinary Shares in lieu of such derivative securities.

7.              Preemptive Right.

7.1  General. The Company hereby grants to each holder of Preferred Shares (“Preemptive Rights Holder”) the right of first refusal to purchase such Preemptive Rights Holder’s Pro Rata Share (as defined below) (and any oversubscription, as provided below), of all (or any part) of any New Securities (as defined below) that the Company may from time to time issue after the date of this Agreement (the “Preemptive Right”).

7.2  Pro Rata Share.  A Preemptive Rights Holder’s “Pro Rata Share” for purposes of the Preemptive Rights is the ratio of (a) the number of Ordinary Shares (including Preferred Shares on an as-converted basis) held by such Preemptive Rights Holder, to (b) the total number of Ordinary Shares (including Preferred Shares on an as-converted basis) then outstanding immediately prior to the issuance of New Securities giving rise to the Preemptive Rights.

7.3  New Securities. For purposes hereof, “New Securities” shall mean any Equity Securities of the Company issued after the date hereof, except for:

(i)    up to 4,444,444 Ordinary Shares (as adjusted in connection with share splits or share consolidation, reclassification or other similar event) and/or options or warrants therefor issued to employees, officers, directors, contractors, advisors or consultants of the Group Companies pursuant to the Company’s employee share option plans (“ESOP”) duly approved by the Board in accordance with Section 10;

(ii)   any Equity Securities issued in connection with any share split, share dividend, reclassification or other similar event;

(iii)  any Equity Securities issued pursuant to the Company Qualified IPO;

(iv)  any Equity Securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity, in any case, duly approved in accordance with Section 10; and

(v)   any Ordinary Shares issued upon the conversion of the Preferred Shares.

7.4  Procedures.

(i)    First Participation Notice.  In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Preemptive Rights Holder written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Preemptive Rights Holder shall have ten (10) Business Days from the date of receipt of any such First Participation Notice to agree in writing to purchase up to such Preemptive Rights Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Preemptive Rights Holder’s Pro Rata Share). If any Preemptive Rights Holder fails to so respond in writing within such ten (10) Business Day period to purchase such Preemptive Rights Holder’s full Pro Rata Share of an offering of New Securities, then such Preemptive Rights Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that it did not agree to purchase, but shall not be deemed to forfeit any right with respect to any other issuance of New Securities.

(ii)   Second Participation Notice; Oversubscription. If any Preemptive Rights Holder fails or declines to exercise its Preemptive Rights in accordance with subsection (a) above, the Company shall promptly give notice (the “Second Participation Notice”) to other Participating Rights Holders who exercised their Preemptive Rights (the “Oversubscription Participants”) in accordance with subsection (a) above. Each Oversubscription Participant shall have five (5) Business Days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). Such notice may be made by telephone if confirmed in writing within two (2) Business Days. If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each Oversubscription Participant will be cut back by the Company with respect to its oversubscription to such number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Ordinary Shares (including Preferred Shares on an as-converted basis) held by such Oversubscription Participant and the denominator of which is the total number of Ordinary Shares (including Preferred Shares on an as-converted basis) held by all the Oversubscription Participants.  Each Oversubscription Participant shall be obligated to buy such number of New Securities as determined by the Company pursuant to this Section 7.4 and the Company shall so notify the Oversubscription Participants within fifteen (15) Business Days following the date of the Second Participation Notice.

7.5  Failure to Exercise. Upon the expiration of the Second Participation Period, or in the event no Preemptive Rights Holder exercises the Preemptive Rights within ten (10) Business Days following the issuance of the First Participation Notice, the Company shall have 120 days thereafter to sell the New Securities described in the First Participation Notice (with respect to which the Preemptive Rights hereunder were not exercised) at the same or higher price and upon non-price terms not more favorable to the purchasers thereof than specified in the First Participation Notice. In the event that the Company has not issued and sold such New

Securities within such 120 day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Preemptive Rights Holders pursuant to this Section 7.

7.6  Termination. The Preemptive Right for each Preemptive Rights Holder shall not terminate so long as any Investors and its Affiliates collectively hold any Preferred Shares; provided, however, that the Preemptive Right shall terminate upon a Qualified IPO.

8.              Information and Inspection Rights.

8.1  Delivery of Financial Statements. The Group Companies shall deliver to each holder of Preferred Shares, the following documents or reports:

(i)    within ninety (90) days after the end of each fiscal year of the Company, a consolidated income statement and statement of cash flows for the Company for such fiscal year and a consolidated balance sheet for the Company as of the end of the fiscal year, audited and certified by a reputable firm of independent certified public accountants acceptable to the holders of at least ninety percent (90%) of the voting power of the outstanding Preferred Shares (voting as a single class and on an as converted basis), and a management report including a comparison of the financial results of such fiscal year with the corresponding annual budget, all prepared in English and in accordance with the Accounting Standards consistently applied throughout the period;

(ii)   within forty-five (45) days of the end of each fiscal quarter, a consolidated unaudited income statement and statement of cash flows for such quarter and a consolidated balance sheet for the Company as of the end of such quarter, and a management report including a report as to the current headcount of the Company and each of its Subsidiaries and a comparison of the financial results of such quarter with the corresponding quarterly budget, all prepared in English and in accordance with the Accounting Standards consistently applied throughout the period (except for the customary year-end adjustments and except for the absence of notes), and certified by the chief financial officer of the Company;

(iii)  within thirty (30) days of the end of each month, a consolidated unaudited income statement and statement of cash flows for such month and a consolidated balance sheet for the Company as of the end of such month, all prepared in English and in accordance with the Accounting Standards consistently applied throughout the period (except for the customary year-end adjustments and except for the absence of notes), and certified by the chief financial officer of the Company;

(iv)  an annual budget and strategic plan within thirty (30) days prior to the end of each fiscal year, setting forth: the projected balance sheets, income statements and statements of cash flows for each month during such fiscal year of each Group Company; the projected budget for operation of business; any dividend or distribution to be declared or paid; the projected incurrence, assumption or refinancing of indebtedness; projected revenue and profit for each month during such fiscal year; all payments projected to be made not in the ordinary course of business consistent with past practice by any of the Group Companies; and all other material matters relating to the operation, development and  business of the Group Companies;

(v)   as soon as practicable, copies of all documents or other information sent to any Shareholder related to any Group Company, which the Company reasonably believes to be material to the rights of such holder; and

(vi)  as soon as practicable, any other information reasonably requested by any such holder.

8.2  Inspection Rights.  The Group Companies and the Founders covenant and agree that, each Holder of Preferred Shares shall have the right, at its own expenses, to reasonably inspect facilities, properties, records and books of each Group Company at any time during regular working hours on reasonable prior notice to such Group Company and the right to discuss the business, operation and conditions of a Group Company with any Group Company’s directors, officers, employees, accounts, legal counsels and investment bankers.

9.              Election of Directors.

9.1  Board of Directors.

(i)    The Company’s Memorandum and Articles shall provide that the Company’s Board shall consist of eight (8) members, which number of members shall not be changed except pursuant to an amendment to the Memorandum and Articles. The Parties agree to cause the composition of the Board to be determined as follows: (a) the holders of a majority of the voting power of the outstanding Ordinary Shares (excluding the Ordinary Shares which the Preferred Shares are converted or convertible into) shall have right to designate three (3) directors on the Board (the “Ordinary Directors”), one of which shall be GUO Quji, (b) the holder(s) of a majority of Series A Preferred Shares shall have right to designate two (2) directors (each, a “Series A Director”) on the Board, (c) the holder(s) of a majority of Series B Preferred Shares shall have right to designate one (1) director (the “Series B Director”, (d) TBP shall have right to designate one (1) director (the “TBP Director”, together with the Series A Directors and Series B Director, the “Preferred Directors”) on the Board, as long as TBP or any of its parent corporation, subsidiary, its fund manager or other funds managed by its fund manager holds at least one percent (1%) outstanding Shares of the Company (on an as-converted and fully-diluted basis), and (e) an additional director on the Board (the “Other Director”) who shall initially be Liu Jun (刘俊); provided any change of the Other Director shall require approval of the holders of 67% of the voting power of the outstanding Shares (voting together as one class and on an as-converted basis), and the candidate to replace the Other Director shall be designated mutually by the holders of a majority of the voting power of the outstanding Ordinary Shares (excluding the Ordinary Shares which the Preferred Shares are converted or convertible into) and the holders of no less than ninety percent (90%) of the voting power of the outstanding Preferred Shares (voting together as one class and on an as-converted basis), and shall be subject to approval by the holders of 67% of the voting power of the outstanding Shares (voting together as one class and on an as-converted basis). Each member of the Company’s Board has one vote at any Board meeting; provided that if there is a tie in a Board voting, GUO Quji shall cast two (2) votes to break the tie.

(ii)   There shall be no vacancy for any directors of the Board which is caused by the removal of any director. Subject to Section 9.2(ii) below, (a) upon retirement or resignation of a director, the shareholder or shareholders originally appointed such director shall use its/their best efforts to designate a candidate to the Board replace such director within fifteen (15) days after the retirement or resignation of such director, in accordance with the same procedures set forth in this Agreement and the Memorandum and Articles; (b) the shareholder or shareholders shall not remove any director it/they originally appointed before designating a candidate to the Board to replace such director, in accordance with the same procedures set forth in this Agreement and the Memorandum and Articles. Notwithstanding anything to the contrary hereof, if there is any vacancy to the Board as a result of the retirement, resignation or removal of a director , then to the extent such vacancy still exists, and further to the extent the required time limit for replacing such director as specified above does not expire (in case of retirement or resignation of a director), the Board with any such foregoing vacancy shall not pass or adopt any resolutions which will unfairly or adversely affect any underrepresented shareholder(s) of the Company who is entitled to appoint director(s) to the Board.

(iii)  Unless otherwise agreed by the holders of two thirds of the voting power of the outstanding Shares (voting together as one class and on an as-converted basis), including holders of a majority of Series C Prefered Shares, each Group Company shall, and the Parties hereto shall cause (i) each Group Company to have a board of directors (the “Subsidiary Board”), (ii) the size of each Subsidiary Board at all times be the same size as the Board, and (iii) the composition of each Subsidiary Board to at all times consist of the same persons as directors as those then on the Board.

9.2  Voting Agreements

(i)    With respect to each election of directors of the Board, each holder of voting securities of the Company shall vote at each meeting of shareholders of the Company, or in lieu of any such meeting shall give such holder’s written consent with respect to, as the case may be, all of such holder’s voting securities of the Company as may be necessary (i) to keep the size of the Board at eight (8) directors, (ii) to cause the election or re-election as members of the Board, and during such period to continue in office, each of the individuals designated pursuant to Section 9.1, and (iii) against any nominees not designated pursuant to Section 9.1.

(ii)   Any Person or group of Persons entitled to designate any individual to be elected as an Ordinary Director or a Preferred Director on the Board pursuant to Section 9.1 shall have the exclusive right at any time or from time to time to remove any such director occupying such position and to fill any vacancy caused by the death, disability, retirement, resignation or removal of any director occupying such position. The holders of 67% of the voting power of the outstanding Shares (voting together as one class and on an as-converted basis) shall have the exclusive right at any time or from time to time to remove the Other Director as a director on the Board, but the designation of any replacement to fill any vacancy caused by the death, disability, retirement, resignation or removal of the Other Director shall be made in the same manner as provided in Section 9.1(i)(e). Notwithstanding the foregoing, any replacement director designated by any Person or group of Persons in accordance with Section 9.1 shall be reasonably acceptable to the majority of the Board in good faith (whose consent shall not be unreasonably withheld or delayed), provided that the said approval process by the majority of the Board shall in no event unfairly deprive such Person or group of Persons’ right to designate the replacement director pursuant to Section 9.1. Each holder of voting securities of the Company agrees to always vote such holder’s respective voting securities of the Company in support of the principle that a director on the Board designated pursuant to Section 9.1 may only be removed from the Board with or without cause only in accordance with this Section 9.2(ii), and each such holder further agrees not to seek, vote for or otherwise effect the removal with or without cause of any such director in violation of this Section 9.2(ii).

(iii)  The Company agrees to take such action, and each other Party hereto agrees to take such action, as is necessary to cause the election or appointment to each Subsidiary Board of each director designated to serve on the Subsidiary Board pursuant to Section 9.1. Upon a removal or replacement of such director from the Subsidiary Board in accordance with Section 9.2(ii), the Company agrees to take such action, and each other Party hereto agrees to take such action, as is necessary to cause the removal of such director from each Subsidiary Board.

9.3  Quorum. The Board and each Subsidiary Board shall hold no less than one (1) board meeting during each fiscal quarter. A meeting of the Board and each Subsidiary Board shall only proceed where there are present (whether in person or by means of a conference telephone or any other equipment which allows all participants in the meeting to speak to and hear each other simultaneously) at least six (6) directors of such Group Company then in office, provided that such majority include at least one Series A Director, the Series B Director and the TBP Director, and the Parties shall cause the foregoing to be the quorum requirements for the Board and each Subsidiary Board.  Notwithstanding the foregoing, if notice of the board meeting has been duly delivered to all directors of the Board or the applicable Subsidiary Board seven days prior to the scheduled meeting in accordance with the notice procedures under the Charter Documents of the applicable Group Company, and the number of directors required to be present under this Section 9.3 for such meeting to proceed is not present within one half hour from the time appointed for the meeting solely because of the absence of a Series A Directors, the Series B Director or the TBP Director, each holder of voting securities of the Company, or the applicable Group Company, as the case may be, shall procure that the directors present at the meeting shall adjourn the meeting to the third following Business Day at the same time and place (or to such other time or such other place as the directors may determine) with notice delivered to all directors one day prior to the adjourned meeting in accordance with the notice procedures under the Charter Documents of the applicable Group Company and, if at the adjourned meeting, the number of directors required to be present under this Section 9.3 for such meeting to proceed is not present within one half hour from the time appointed for the meeting solely because of the absence of a Series A Director, the Series B Director or the TBP Director, then the presence of such Series A Director, Series B Director or TBP Director shall not be required at such adjourned meeting and then the attendance of any six (6) directors shall constitute a quorum in such adjourned meeting.

9.4 Expenses. The Company will promptly pay or reimburse each non-employee Board member and each non-employee Subsidiary Board member for all reasonable out-of-pocket expenses incurred in connection with performing their duties as directors and committee members, except for those incurred in connection with attending any board or committee meetings.

9.5 Alternates. Subject to applicable Law, each Preferred Director shall be entitled to appoint an alternate to serve at any Board meeting, and such alternate shall be permitted to attend all Board meetings and vote on behalf of the director for whom she or he is serving as an alternate.

9.6 D&O Insurance.  The Company shall, as promptly as practicable after the written request of the holders of a majority of the voting power of the outstanding Preferred Shares (voting as a single class on an as-converted basis), purchase, and thereafter shall maintain, directors’ and officers’ insurance on commercially reasonable and customary terms approved by a majority of the Board, in relation to any person who is a director or an officer of the Company, or who at the request of the Company is serving as a director or an officer of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, except to the extent otherwise agreed by the holders of a majority of the voting power of the outstanding Preferred Shares (voting as a single class on an as-converted basis).

10.       Protective Provisions

10.1                Acts of the Group Companies Requiring Approval of Series A Preferred Holders and Series B Preferred Holders. Regardless of anything else contained herein or in the Charter Documents of any Group Company, no Group Company shall take, permit to occur, approve, authorize, or agree or commit to do any of the following, and no Party shall permit any Group Company to, and the shareholders of the Company shall not permit the Company to take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved in writing by the holders of two thirds of the voting power of the outstanding Series A Preferred Shares and Series B Preferred Shares (voting as a single class on an as-converted basis) in advance:

(i)    any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Shares or the Series B Preferred Shares;

(ii)   any action that authorizes, creates or issues (A) any class or series of Equity Securities of any Group Company having rights, preferences, privileges or powers superior to or on a parity with the Series A Preferred Shares or the Series B Preferred Shares, whether as to liquidation, conversion, dividend, voting, redemption, or otherwise, or (B) any other Equity Securities of any Group Company except for the Conversion Shares;

(iii)  any action that reclassifies any outstanding shares into shares having rights, preferences, privileges or powers senior to or on a parity with the Series A Preferred Shares or the Series B Preferred Shares, whether as to liquidation, conversion, dividend, voting, redemption, or otherwise.

10.2                Acts of the Group Companies Requiring Approval of Series C Preferred Holders. Regardless of anything else contained herein or in the Charter Documents of any Group Company, no Group Company shall take, permit to occur, approve, authorize, or agree or commit to do any of the following, and no Party shall permit any Group Company to, and the shareholders of the Company shall not permit the Company to take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved in writing by the holders of a majority of the voting power of the outstanding of Series C Preferred Shares:

(i)    any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series C Preferred Shares;

(ii)   any action that authorizes, creates or issues (A) any class or series of Equity Securities of any Group Company having rights, preferences, privileges or powers superior to or on a parity with the Series C Preferred Shares, whether as to liquidation, conversion, dividend, voting, redemption, or otherwise, or (B) any other Equity Securities of any Group Company except for the Conversion Shares;

(iii)  any action that reclassifies any outstanding shares into shares having rights, preferences, privileges or powers senior to or on a parity with the Series C Preferred Shares, whether as to liquidation, conversion, dividend, voting, redemption, or otherwise.

10.3                Acts of the Group Companies Requiring Approval of Preferred Holders. Regardless of anything else contained herein or in the Charter Documents of any Group Company, no Group Company shall take, permit to occur, approve, authorize, or agree or commit to do any of the following, and no Party shall permit any Group Company to, and the shareholders of the Company shall not permit the Company to take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved in writing by the holders of two thirds of the voting power of the outstanding Preferred Shares (voting as a single class on an as-converted basis) in advance, including the approval of a majority of the voting power of the outstanding of Series C Preferred Shares:

(i)    any purchase, repurchase, redemption or retirements of any of the voting Equity Securities of any Group Company other than pursuant to contractual rights to repurchase shares held by employees, directors or consultants of the Company or its Subsidiaries upon termination of their employment or services in accordance with the ESOP or the Restricted Share Agreements, or pursuant to the exercise of a contractual right of first refusal held by such Group Company, if any;

(ii)                                                any amendment or modification to or waiver under any of the Charter Documents of any Group Company, other than amendments pursuant to and in compliance with Section 12.17 hereof;

(iii)                                             any declaration, set aside or payment of a dividend or other distribution by any Group Company except for any distribution or dividend with respect to which the sole recipient of any proceeds therefrom is the Company;

(iv)                                            any transaction (including but not limited to the termination, extension, continuation after expiry, renewal, amendment, variation or waiver of any term under agreement with respect to any transaction or series of transactions) with any Related Party;

(v)                                               any sale, transfer, or other disposal of, or the incurrence of any Lien on, any substantial part of the assets of any Group Company;

(vi)                                            the commencement of or consent to any proceeding seeking (i) to adjudicate it as bankrupt or insolvent, (ii) liquidation, winding up, dissolution, reorganization, or arrangement of any of the Group Companies under any Law relating to bankruptcy, insolvency or reorganization or relief of debtors, which is not resulted from or a part of the Trade Sale, or (iii) the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property;

(vii)                                         any change of the size or composition of the board of directors of any Group Company other than changes pursuant to and in compliance with Section 9 hereof; or

(viii)                                      any investment in, or divestiture or sale by any Group Company of an interest in a Subsidiary.

10.4                        Acts of the Company Requiring Supermajority Approval of the Shareholders.  Regardless of anything else contained herein or in the Charter Documents of any Group Company, no Group Company shall take, permit to occur, approve, authorize, or agree or commit to any Trade Sale, and no Party shall permit any Group Company to and the Shareholders of the Company shall not permit the Company to take, permit to occur, approve, authorize, or agree or commit to any Trade Sale, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved in writing by the holders of at least 67% of the voting power of all outstanding Shares of the Company (voting together as a single class and calculated on an as-converted basis), which consent must include the written consent of holders of a majority of outstanding Preferred Shares (voting together as one class and on an as-converted basis), the written consent of holders of a majority of outstanding Series C Preferred Shares, and the written consent of holders of a majority of outstanding Ordinary Shares (excluding the Ordinary Shares which the Preferred Shares are converted or convertible into).  After the receipt of such consents and approvals, each Shareholder of the Company shall consent to such Trade Sale and do and perform, or cause to be done and performed, acts and things reasonably necessary to facilitate the Trade Sale if such Trade Sale has been duly approved in accordance with this Section 10.4.

10.5                        Acts of the Group Companies Requiring Preferred Directors Approval.  Regardless of anything else contained herein or in the Charter Documents of any Group Company, no Group Company shall take, permit to occur, approve, authorize, or agree or commit to do any of the following, and no Party shall permit any Group Company to, and the shareholders of the Company shall not permit the Company to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved by a majority of the board of directors of such Group Company (which majority must include the approval of at least one Series A Director, the Series B Director and the TBP Director, or their respective equivalents at the board of such Group Company):

(i)         incurrence by the Group Companies of Indebtedness or guarantees of Indebtedness in excess of RMB500,000 individually or in the aggregate during any fiscal year;

(ii)                        the purchase or lease by the Group Companies of any business and/or assets valued in excess of RMB1,000,000 individually during any fiscal year;

(iii)                     the investment by any Group Company in any other Person in excess of RMB500,000 individually or in the aggregate during any fiscal year;

(iv)                    the approval of, or any deviation from or amendment of, the annual budget of any Group Company;

(v)                       subject to the Section 11.6 below, the adoption, amendment or termination of the ESOP or any other equity incentive, purchase or participation plan for the benefit of any employees, officers, directors, contractors, advisors or consultants of any of the Group Companies;

(vi)                    any loans to employees;

(vii)                 the appointment or removal of the Auditors or the auditors for any other Group Company, or the change of the term of the fiscal year for any Group Company;

(viii)              any public offering of any Equity Securities of any Group Company, other than a Qualified IPO;

(ix)                      any material change to the business scope, or nature of business of any Group Company, or cessation of any business line of any Group Company;

(x)                         any adoption of or change to, a significant tax or accounting practice or policy or any internal financial controls and authorization policies, or the making of any significant tax or accounting election; or

(xi)                      any other material actions or transaction which is not within the ordinary course of business of such Group Company consistent with its past practice, and which is beyond the business scope of applicable Group Company as set forth in the Recitals and the natural development, extension or derivative of the businesses under the aforesaid business scope.

10.6                        Acts Requiring Special Approval of the Board.  Regardless of anything else contained herein or in the Charter Documents of any Group Company but subject to Sections 10.1 to 10.5, unless approved by the Board of the Company with affirmative votes of at least six directors out of a Board composed of eight directors, the Company shall not, and shall not permit any other Group Company to, take, permit to occur, approve, authorize, or agree or commit to, and the Members shall not permit the Company or any other Group Company to, take, permit to occur, approve, authorize, or agree or commit to, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, any action that authorizes, creates or issues any Equity Securities of any Group Company except for the Conversion Shares.

11.                               Additional Covenants.

11.1                        Business of the Group Companies.  The business of each Group Company shall be restricted to those as described in the Recital B, except with the approval of the Board pursuant to Section 10.5 hereof.

11.2                        SAFE Registration.  Each of the Founders and Angels who is a “Domestic Resident” as defined in Circular 75 shall file with the Shenzhen branch of SAFE an amendment to his existing offshore investment foreign exchange registration in relation to the transactions contemplated under the Transaction Documents in accordance with the SAFE Rules and Regulations, and procure the completion of such registration as soon as practicable within the time limit set forth in the Purchase Agreement. If any holder or beneficial owner of any Equity Security of the Company other than Ceyuan Investors, GSR Investors and TBP (each, a “Security Holder”) is a “Domestic Resident” as defined in Circular 75 and is subject to the SAFE registration or reporting requirements under Circular 75, the Parties (other than the Investors) shall use their best efforts to promptly obtain a Power of Attorney in the form attached hereto as Exhibit A from such Security Holder, and shall use their best efforts to cause the designated representative under such Power of Attorney to promptly take such actions and execute such instruments on behalf of such Security Holder to comply with the applicable SAFE registration or reporting requirements under SAFE Rules and Regulations, and in the event such Security Holder fails to comply with the applicable SAFE registration or reporting requirements under SAFE Rules and Regulations, the Parties (other than the Investors) shall use their best efforts to promptly cause such Security Holder to cease to be a holder or beneficial owner of any Equity Security of the Company.

11.3                        Control Documents.  The Group Companies shall ensure that each party to the relevant Control Documents fully perform its/his/her respective obligations thereunder and carry out the terms and the intent of the Control Documents. Any termination, or material modification or waiver of, or material amendment to any Control Documents shall require the written consent of a majority of the Board, which majority shall include a majority of Preferred Directors including the TBP Director. If any the Control Documents become illegal, void or unenforceable under PRC Laws after the date hereof, the Group Companies shall devise a feasible alternative legal structure reasonably satisfactory to a majority of the Board, which majority shall include a majority of Preferred Directors including the TBP Director, which gives effect to the intentions of the parties in each Control Document and the economic arrangement thereunder as closely as possible.

11.4                        Control of Subsidiaries.  The Company shall institute and keep in place such arrangements as are reasonably satisfactory to the Board (with the affirmative votes including a majority of the Preferred Directors) such that the Company (i) will at all times control the operations of each other Group Company, and (ii) will at all times be permitted to properly consolidate the financial results for each other Group Company in the consolidated financial statements for the Company prepared under the Accounting Standards.

11.5                        Compliance with Laws.

(i)                           The Group Companies shall (A) conduct their respective business in compliance in all material respects with all applicable Laws, including but not limited to Laws regarding foreign investments, corporate registration and filing, import and export, customs administration, foreign exchange, telecommunication and e-commerce, intellectual property rights, labor and social welfare, and taxation, the breach of which would incur material damage or loss to any Investor or adversely impact the tangible prospects of a Qualified IPO; and (B) obtain, make and maintain in effect, all Consents from the relevant Governmental Authority or other Person required in respect of the due and proper establishment and operations of each Group Company as now conducted in accordance with applicable Laws. Without limiting the generality of the foregoing, none of the Group Companies shall, and the Group Companies shall use their best efforts to ensure that its and their respective Affiliates and its respective officers, directors, and representatives shall not, directly or indirectly, (a) offer or give anything of value to any Public Official with the intent of obtaining any improper advantage, affecting or influencing any act or decision of any such Person, assisting any Group Company in obtaining or retaining business for, or with, or directing business to, any Person, or constituting a bribe, kickback or illegal or improper payment to assist any Group in obtaining or retaining business, (b) take any other action, in each case, in violation of the Foreign Corrupt Practices Act of the United States of America, as amended (as if it were a U.S. Person), or any other applicable similar anti-corruption, recordkeeping and internal controls Laws, or (c) establish or maintain any fund or assets in which any Group Company has proprietary rights that have not been recorded in its books and records of Group Company.

11.6                        Stock Option Plan.

(i)                           The increase of the number of shares or other securities which have been reserved as of the closing date for the sale and purchase of Series B Preferred Shares for the ESOP to be adopted thereafter, or any adoption of any new ESOP, which will result in the dilution of the equity shareholding of any Investor in the Company, shall be subject to the approval of the holders of two thirds of the voting power of the outstanding Preferred Shares (voting together as a single class and on an as-converted basis), including holders of a majority of the voting power of the outstanding Series C Preferred Shares. For the avoidance of doubt, the ESOP is pre-existing as of the date hereof, shall remain as it is, and shall not further dilute holders of Series C Preferred Shares.

(ii)                        Subject to the foregoing Section 11.6(i), the adoption, amendment or termination of the ESOP or any other equity incentive, purchase or participation plan for the benefit of any employees, officers, directors, contractors, advisors or consultants of any of the Group Companies shall be approved and passed by a majority of the Board including the affirmative votes of at least one Series A Director, the Series B Director and the TBP Director.

(iii)                     Notwithstanding the foregoing, the chief executive officer of the Company or other person designated by the Board of the Company, subject to applicable laws and the provisions of the ESOP, may have the authority, in his/her discretion to implement the ESOP, including without limitation, (a) to select the employees, directors and consultants to whom the options, shares or other securities or awards granted or issued under the ESOP (the “Awards”) may be granted from time to time, (b) to determine the number of Shares or the amount of other consideration to be covered by each Award granted, (c) to determine the terms and conditions of any Award granted, (d) to construe and interpret the terms of the ESOP and Awards, (e) to approve forms of Award agreements for use under the ESOP.

(iv)                    Except with the approval of the Board (including the affirmative votes of at least one Series A Director, the Series B Director and the TBP Director) pursuant to Section 11.6(ii) hereof, all shares, options or other securities or awards granted or issued under the ESOP shall vest over a period of four years following the grant.

(v)                       The shares issued under the ESOP shall be subject to the Company’s right of first refusal which shall be provided in relevant ESOP documents.

(vi)                    As soon as practicable after the date hereof, the Company shall, and shall cause each Group Company to, obtain all authorizations, consents, orders and approvals of all Governmental Authorities that may be or become necessary to effectuate the ESOP in the PRC in accordance with PRC Law.

(vii)                 In the event of (x) an IPO, (y) the liquidation, winding up, dissolution, reorganization, or (z) a Trade Sale of the Company, the Company may, upon approval of the Board, reduce the number of the Ordinary Shares reserved to be issued under the ESOP by deducting the number of the non-granted options, and upon the approval of the Board, the shares corresponding to the non-granted options shall be issued to holders of then outstanding Ordinary Shares and Preferred Shares on the pro-rata basis as a reverse dilution.

11.7                        Intellectual Property Protection.  Except with the written consent of a majority of the Board (which majority shall include a majority of Preferred Directors), the Group Companies shall, and shall cause each of the other Group Companies to, take all reasonable steps to protect their respective material Intellectual Property rights, including without limitation (a) registering their material respective trademarks, brand names, domain names and copyrights, and (b) requiring each employee and consultant of each Group Company to enter into a confidential information and intellectual property assignment agreement and a non-competition and non-solicitation agreement requiring such persons to protect and keep confidential such Group Company’s confidential information, intellectual property and trade secrets, prohibiting such persons from competing with such Group Company for a reasonable time after their tenure with any Group Company, and requiring such persons to assign all ownership rights in their work product to such Group Company, in each case in form and substance reasonably acceptable to a majority of the Board (which majority shall include a majority of Preferred Directors).

11.8                        Internal Control System.  Each Group Company shall maintain the books and records in accordance with sound business practices and implement and maintain an adequate system of procedures and controls with respect to finance, management, and accounting that meets international standards of good practice and is reasonably satisfactory to a majority of the Board (which majority shall include a majority of Preferred Directors).

11.9                        Non-compete.   So long as a Founder is employed by a Group Company, unless the holders of two thirds of the voting power of the outstanding Preferred Shares (voting together as a single class and on an as-converted basis) including holders of a majority of the voting power of the outstanding Series C Preferred Shares otherwise consent in writing, such Founder (a) shall devote his full time and attention to the business of the Group Companies and will use his best efforts to develop the business and interests of the Group Companies and (b) shall not, and shall use his best efforts to cause his Affiliate or Associate not to, directly or indirectly, (i) own, manage, engage in, operate, control, work for, consult with, render services for, do business with, maintain any interest in (proprietary, financial or otherwise) or participate in the ownership, management, operation or control of, any business, whether in corporate, proprietorship or partnership form or otherwise, that is related to the business of any Group Company or otherwise competes with the Group Companies (a “Restricted Business”); provided, however, that the restrictions contained in this clause (i) shall not restrict the acquisition by the Founders, directly or indirectly, of less than 2% of the outstanding share capital of any publicly traded company engaged in a Restricted Business, (ii) solicit any Person who is or has been at any time a customer of the Group for the purpose of offering to such customer goods or services similar to or competing with those offered by any Group Company, or canvass or solicit any Person who is or has been at any time a supplier or licensor or customer of any Group Company for the purpose of inducing any such Person to terminate its business relationship with such Group Company, or (iii) solicit or entice away or endeavour to solicit or entice away any director, officer, consultant or employee of any Group Company. Each of the Angels, so long as he holds directly or indirectly more than 5% of all the outstanding shares of the Company (on an as-converted basis) or has access to proprietary or confidential information in relation to the financial or business operations of the Group, shall be subject to the same non-competition obligations as provided above in Section 11.9 (b) as if such Angel were a Founder thereunder, provided, however, that so long as Mr. Liu Jun is a party to a confidentiality, non-compete and invention assignment agreement with a Group Company, he shall always be subject to such same non-competition obligations as provided above in Section 11.9 (b) as if he were a Founder thereunder. The Founders and the Angels expressly agree that the limitations set forth in this Section 11.9 are reasonably tailored and reasonably necessary in light of the circumstances.  Furthermore, if any provision of this Section 11.9 is more restrictive than permitted by the Laws of any jurisdiction in which a Party seeks enforcement thereof, then this Section 11.9 will be enforced to the greatest extent permitted by Law. Each of the undertakings contained in this Section 11.9 shall be enforceable by each Group Company and each Investor separately and independently of the right of the other Group Companies and the other Investors.

11.10                 No Avoidance; Voting Trust.   The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, and the Company will at all times in good faith assist and take action as appropriate in the carrying out of all of the provisions of this Agreement. Each holder of Shares agrees that it shall not enter into any other agreements or arrangements of any kind with respect to the voting of any Shares or deposit any Shares in a voting trust or other similar arrangement.

11.11                 United States Tax Matters.

(i)                           None of the Group Companies will take any action inconsistent with its treatment of the Company as a corporation for U.S. federal income tax purposes and will elect to be treated as an entity other than a corporation for U.S. federal income tax purposes.

(ii)                        The Company shall use, and shall cause each of its Subsidiaries to use, its commercially reasonable best efforts to arrange its management and business activities in such a way that the Company and each of its Subsidiaries are not treated as residents for tax purposes, or is otherwise subject to income tax in, a jurisdiction other than the jurisdiction in which they have been organized.

(iii)                     The Company shall use its commercially reasonable best effort to avoid future status of the Company or any of its Subsidiaries as a PFIC. Within forty-five (45) days from the end of each taxable year of the Company, the Company shall determine, in consultation with a reputable accounting firm, whether the Company or any of its Subsidiaries was a PFIC in such taxable year (including whether any exception to PFIC status may apply).  If the Company determines that the Company or any of its Subsidiaries was a PFIC in such taxable year (or if a Government Authority or an Investor informs the Company that it has so determined), it shall, within sixty (60) days from the end of such taxable year, provide the following information to each holder of Preferred Shares that is a United States Person (“Direct US Investor”) and each United States Person that holds either direct or indirect interest in such holder (“Indirect US Investor”) (hereinafter, collectively referred to as a “PFIC Shareholder”): (i) all information reasonably available to the Company to permit such PFIC Shareholder to (a) accurately prepare its U.S. tax returns and comply with any other reporting requirements , if any, arising from its investment in the Company and relating to the Company or any of its Subsidiaries’ classification as a

PFIC and (b) make any election (including, without limitation, a “qualified electing fund” election under Section 1295 of the Code), with respect to the Company (or any of its Subsidiaries); and (ii) a completed “PFIC Annual Information Statement” as described under Treasury Regulation Section 1.1295-1(g).  The Company shall be required to provide the information described above to an Indirect US Investor only if the relevant holder of Preferred Share requests in writing that the Company provide such information to such Indirect US Investor and furnish the Company with written identifying information (such as name, address, and other identifying information) about the Indirect US Investor.

(iv)                    Each of the Founders and Angels represents that such Person is not a United States Person and such Person is not owned, wholly or in part, directly or indirectly, by any United States Person.  Each of the Founders and Angels shall provide prompt written notice to the Company of any subsequent change in its United States Person status. The Company shall use its commercially reasonable best effort to avoid future status of the Company or any of its Subsidiaries as a CFC. Upon written request of a holder of Preferred Shares from time to time, the Company will promptly provide in writing such information concerning its shareholders and the direct and indirect interest holders in each shareholder sufficient for such holder of Preferred Shares to determine whether the Company is a CFC. In the event that the Company does not have in its possession all the information necessary for the holder of Preferred Shares to make such determination, the Company shall promptly procure such information from its shareholders. The Company shall, (i) upon written request of a holder of Preferred Shares, furnish on a timely basis all information requested by such holder to satisfy its (or any Indirect US Investor’s) U.S. federal income tax return filing requirements, if any, arising from its investment in the Company and relating to the Company or any of its Subsidiaries’ classification as a CFC.  The Company and each of its Subsidiaries shall use their commercially reasonable best efforts to avoid generating for any taxable year in which the Company or any of its Subsidiaries is a CFC, income that would be includible in the income of such holder of Preferred Shares (or any Indirect US Investor) pursuant to Section 951 of the Code.

(v)                       The Company shall comply and shall cause each of its Subsidiaries to comply with all record-keeping, reporting, and other requirements that a holder of Preferred Shares inform the Company are necessary to enable such holder to comply with any applicable U.S. tax rules. The Company shall also provide each holder of Preferred Shares with any information reasonably requested by such holder of Preferred Shares to enable such holder to comply with any applicable U.S. tax rules.

(vi)                    The cost incurred by the Company in providing the information that it is required to provide, or is required to cause to be provided, and the cost incurred by the Company in taking the action, or causing the action to be taken, as described in this Section 11.11 shall be borne by the Company.

11.12                 Transfers to Competitors.  None of the holders of any Equity Securities of the Company shall transfer or dispose of any Equity Securities or any interests in any Equity Securities, to any Person who is a Competitor or an Affiliate of such Competitor, unless approved in writing by the holders of at least 67% of the voting power of all outstanding Shares of the Company (voting together as a single class and calculated on an as-converted basis), which majority must include the written consent of holders of a majority of outstanding Preferred Shares (voting together as one class and on an as-converted basis), the written consent of holders of a majority of the voting power of the outstanding Series C Preferred Shares, and the written consent of holders of a majority of outstanding Ordinary Shares (voting together as a single class and excluding the Ordinary Shares which the Preferred Shares are converted or convertible into). For purposes hereof, “Competitor” means any Person, who either on its/his/her own account or through any of its/his/her Affiliates, or in conjunction with or on behalf of any other Person, actively invests in any other corporate or entity which carries out any business that is similar to, or in competition with, the business of any Group Company currently conducted or proposed to be conducted, or is engaged directly or indirectly in any such business. In case of any disputes among the Parties with respect to whether a prospective transferee is a Competitor, the Board of the Company, with affirmative votes of at least six directors out of a Board composed of eight directors, shall have the authority to determine whether such transferee is a Competitor, provided that the Board shall make the determination in good faith (whose consent shall not be unreasonably withheld or delayed). Notwithstanding the foregoing, the Company shall be entitled to propose a list of competitor (the “List of Competitors”), which may be updated and modified by the Company from time to time to include additional Person. Upon the approval of the Board in good faith pursuant to the provisions hereof, which approval shall include the affirmative votes of at least six directors out of a Board composed of eight directors, any Person listed in such List of Competitors shall be duly deemed as a Competitor, which shall be binding to all of the parties hereof.

11.13                 Confidentiality.

(i)   Disclosure of Terms.  The terms and conditions of the Transaction Documents, and all exhibits and schedules attached to such agreements, and the information of the Group Companies obtained by any of the Investors in connection with the exercise of their rights under Section 8 that is valuable and crucial to the business of the Group Companies and is kept confidential by each Group Company with reasonable protective measures including their existence (collectively, the “Confidential Information”), shall be considered confidential information and shall not be disclosed by any Party hereto to any third party.

(ii)                                                Press Releases.  No announcement regarding any of the Confidential Information in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the prior written consent of a majority of the Board, which majority shall include a majority of Preferred Directors, and any press release issued by the Company shall not disclose any of the Confidential Information and the final form of such press release shall be approved in advance in writing by a majority of the Board, which majority shall include a majority of Preferred Directors; provided that, if any of the foregoing announcements or press releases mentions or alludes to the identity or the name of TBP, any of its Affiliates, or any of their respective members, shareholders, partners, directors, officers, employees, representatives or agents, the Company shall obtain a prior written consent from TBP.

(iii)                                             Permitted Disclosures.  Notwithstanding the foregoing, Section 11.13(i) shall not apply to (a) Confidential Information which a restricted party learns from a third party which such third party reasonably believes to have the right to make the disclosure, provided the restricted party complies with any restrictions imposed by such third party; (b) Confidential Information which is rightfully in the restricted party’s possession prior to the time of disclosure by the protected party and not acquired by the restricted party under a confidentiality obligation; (c) Confidential Information which enters the public domain without breach of confidentiality by the restricted party, (d) disclosures of Confidential Information by a Party to its current or bona fide prospective investors, Affiliates and their respective employees, bankers, lenders, accountants, legal counsels, business partners or representatives or advisors who need to know such information, in each case only where such persons or entities are informed of the confidential nature of the Confidential Information and are under appropriate nondisclosure obligations substantially similar to those set forth in Section 11.13, (e) disclosures of Confidential Information to a bona fide purchaser or transferee of the Shares held by the Investors where such purchaser or transferee is informed of the confidential nature of the Confidential Information and are under appropriate nondisclosure obligations substantially similar to those set forth in this Section 11.13, (f) disclosures of Confidential Information if such disclosure is approved in writing by the other Parties hereto, and (g) disclosures of Confidential Information to the extent required pursuant to applicable Law (including the applicable rules of any stock exchange), in which case the party required to make such disclosure (the “Disclosing Party”) shall provide the other Parties hereto with prompt written notice of that fact, shall consult with the other Parties hereto regarding such disclosure, and shall, to the extent reasonably possible and with the cooperation and reasonable efforts of the other Parties, seek a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required to be disclosed.

(iv)                                            The provisions of this Section 11.13 shall terminate and supersede the provisions of any separate nondisclosure agreement executed by any of the Parties hereto with respect to the transactions contemplated hereby, including without limitation any term sheet, letter of intent, memorandum of understanding or other similar agreement entered into by the Company and the Investors in respect of the transactions contemplated hereby.

12.                               Miscellaneous.

12.1                        Termination.  This Agreement shall terminate upon mutual consent of the Parties hereto.  The provisions of Sections 7, 8, 9, 10, and 11 shall terminate on the consummation of the Qualified IPO.  Upon the termination of this Agreement or of the foregoing sections, the Memorandum and Articles shall be amended accordingly.  If this

Agreement terminates, the Parties shall be released from their obligations under this Agreement, except in respect of any obligation stated, explicitly or otherwise, to continue to exist after the termination of this Agreement (including without limitation those under Sections 2 through 6 and Section 12). If any Party breaches this Agreement before the termination of this Agreement, it shall not be released from its obligations arising from such breach on termination.

12.2                        Further Assurances.  Upon the terms and subject to the conditions herein, each of the Parties hereto agrees to use its reasonable best efforts to take or cause to be taken all action, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other Parties hereto in doing, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and, to the extent reasonably requested by another Party, to enforce rights and obligations pursuant hereto.

12.3                        Assignments and Transfers; No Third Party Beneficiaries.  Subject to Section 11.12 hereof, or except as otherwise provided herein, this Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives, but shall not otherwise be for the benefit of any third party. Subject to Section 11.12 hereof, the rights of any Investor hereunder (including, without limitation, registration rights) are assignable in connection with the transfer (subject to Applicable Securities Laws and other Laws) of Equity Securities held by such Investor but only to the extent of such transfer, provided, however, that in either case no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and any such transferee shall execute and deliver to the Company and the other parties hereto a joinder agreement becoming a party hereto as an “Investor” subject to the terms and conditions hereof. This Agreement and the rights and obligations of any Party hereunder shall not otherwise be assigned without the mutual written consent of the other Parties.

12.4                        Governing Law.  This Agreement shall be governed by and construed under the Laws of Hong Kong, without regard to principles of conflict of laws thereunder.

12.5                        Dispute Resolution.

(i)                           Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination, validity or invalidity thereof, shall be referred to arbitration upon the demand of either party to the dispute with notice (the “Arbitration Notice”) to the other.

(ii)                        The Dispute shall be settled by arbitration in Hong Kong by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force when the Arbitration Notice is submitted in accordance with the HKIAC Rules. There shall be one (1) arbitrator. The HKIAC Council shall select the arbitrator, who shall be qualified to practice law in Hong Kong.

(iii)       The arbitral proceedings shall be conducted in English. To the extent that the HKIAC Rules are in conflict with the provisions of this Section 12.5, including the provisions concerning the appointment of the arbitrators, the provisions of this Section 12.5 shall prevail.

(iv)       Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such party.

(v)        The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(vi)       The arbitral tribunal shall decide any Dispute submitted by the parties to the arbitration strictly in accordance with the substantive Law of Hong Kong and shall not apply any other substantive Law.

(vii)      Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(viii)     During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

(ix)       The Parties to this Agreement agree to the consolidation of arbitrations under the Transaction Documents in accordance with the following:

(1)           In the event of two or more arbitrations having been commenced under any of the Transaction Documents, the tribunal in the arbitration first filed (the “Principal Tribunal”) may in its sole discretion, upon the application of any party to the arbitrations, order that the proceedings be consolidated before the Principal Tribunal if (A) there are issues of fact and/or law common to the arbitrations, (B) the interests of justice and efficiency would be served by such a consolidation, and (C) no prejudice would be caused to any party in any material respect as a result of such consolidation, whether through undue delay or otherwise. Such application shall be made as soon as practicable and the party making such application shall give notice to the other parties to the arbitrations.

(2)           The Principal Tribunal shall be empowered to (but shall not be obliged to) order at its discretion, after inviting written (and where desired oral) representations from the parties that all or any of such arbitrations shall be consolidated or heard together and/or that the arbitrations be heard immediately after another and shall establish a procedure accordingly. All Parties shall take such steps as are necessary to give effect and force to any orders of the Principal Tribunal.

(3)           If the Principal Tribunal makes an order for consolidation, it: (A) shall thereafter, to the exclusion of other arbitral tribunals, have jurisdiction to resolve all disputes forming part of the consolidation order; (B) shall order that notice of the consolidation order and its effect be given immediately to any arbitrators already appointed in relation to the disputes that were consolidated under the consolidation order; and (C) may also give such directions as it considers appropriate (x) to give effect to the consolidation and make provision for any costs which may result from it (including costs in any arbitration rendered functus officio under this Section 12.5); and (y) to ensure the proper organization of the arbitration proceedings and that all the issues between the parties are properly formulated and resolved.

(4)           Upon the making of the consolidation order, any appointment of arbitrators relating to arbitrations that have been consolidated by the Principal Tribunal (except for the appointment of the arbitrators of the Principal Tribunal itself) shall for all purposes cease to have effect and such arbitrators are deemed to be functus officio, on and from the date of the consolidation order. Such cessation is without prejudice to (A) the validity of any acts done or orders made by such arbitrators before termination, (B) such arbitrators’ entitlement to be paid their proper fees and disbursements and (C) the date when any claim or defence was raised for the purpose of applying any limitation period or any like rule or provision.

(5)           The Parties hereby waive any objections they may have as to the validity and/or enforcement of any arbitral awards made by the Principal Tribunal following the consolidation of disputes or arbitral proceedings in accordance with this Section 12.5 where such objections are based solely on the fact that consolidation of the same has occurred.

12.6        Notices.  Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address of the relevant Party as shown on Schedule C (or at such other address as such Party may designate by fifteen (15) days’ advance written notice to the other Parties to this Agreement given in accordance with this Section 12.6). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a written confirmation of delivery, and to have been effected at the earlier of (i) delivery (or when delivery is refused) and (ii) expiration of two (2) Business Days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid, if such day is a Business Day and if sent during normal business hours of the recipient, otherwise the next Business Day.  Notwithstanding the foregoing, to the extent a “with a copy to” address is designated, notice must also be given to such address in the manner above for such notice, request, consent or other communication hereunder to be effective.

12.7        Expenses.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

12.8        Rights Cumulative.  Each and all of the various rights, powers and remedies of a Party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at Law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party. Without limiting the foregoing, the Parties hereto acknowledge and agree irreparable harm may occur for which money damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

12.9        Successor Indemnification.  If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Memorandum and Articles, or elsewhere, as the case may be.

12.10      Severability.  In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

12.11      Amendments and Waivers.  Any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) as to the Group Companies, only by the Company; (ii) as to the holders of Preferred Shares, by persons or entities holding at least two thirds of the Preferred Shares (voting as a single class and on an as-converted basis) including holders of a majority of voting power of Series C Preferred Shares; provided, however, that if such amendment adversely affects the obligations or rights of any holder of Preferred Shares or group of holders thereof in a manner that is materially different and adverse from the manner in which such amendment affects the obligations and rights of all other holders of Preferred Shares in their capacity as such, such amendment shall also require the written consent of such differently affected holder or group of holders;(iii) as to the Founders or the Founder Holding Entities, by persons or entities holding at least a majority of the Ordinary Shares held by the Founders, the Founders Holding Entities and their permitted transferees; and (iv) as to Angels or the Angel Holding Entities, by persons or entities holding at least a majority of the Ordinary Shares held by the Angels, the Angel Holding Entities and their transferees. Notwithstanding the foregoing, any party hereunder may waive any of its rights hereunder without obtaining the consent of any other parties. Any amendment or waiver effected in accordance with this Section 12.11 shall be binding upon all the Parties hereto.

12.12      No Waiver.  Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

12.13      Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

12.14      No Presumption.  The Parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

12.15      Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

12.16      Entire Agreement.  This Agreement (including the Exhibits hereto) constitutes the full and entire understanding and agreement among the Parties with regard to the subjects hereof and thereof, and supersedes all other agreements between or among any of the Parties with respect to the subject matter hereof (including the Prior Agreement). After the execution and delivery of this Agreement, to the extent that there is any conflict between this Agreement and any provision of any other agreement, arrangement or understanding between the Company and any holder of equity securities of the Company, the terms and conditions of this Agreement shall prevail as between the Shareholders only, who hereby agree to procure any required alteration to the Charter Documents of the Company to resolve such conflict or inconsistency.

12.17      Control.  In the event of any conflict or inconsistency between any of the terms of this Agreement and any of the terms of any of the Charter Documents for any of the Group Companies (other than the Company), or in the event of any dispute related to any such Charter Document, the terms of this Agreement shall prevail in all respects, the Parties shall give full effect to and act in accordance with the provisions of this Agreement over the provisions of the Charter Documents, and the Parties hereto shall exercise all voting and other rights and powers (including to procure any required alteration to such Charter Documents to resolve such conflict or inconsistency) to make the provisions of this Agreement effective, and not to take any actions that impair any provisions in this Agreement.

12.18      Aggregation of Shares.  All Shares held or acquired by any Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

12.19      Adjustments for Share Splits, Etc.  Wherever in this Agreement there is a reference to a specific number of Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the relevant class or series of the Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of Shares by such subdivision, combination or share dividend.

12.20      GSR Seal.  Notwithstanding anything to the contrary contained herein, this Agreement shall not come into effect unless the signature page of GSR Ventures III, L.P. is accompanied by its seal or chop.

12.21      Use of English Language.  This Agreement has been executed and delivered in the English language. Any translation of this Agreement into another language shall have no interpretive effect. All documents or notices to be delivered pursuant to or in connection with this Agreement shall be in the English language or, if any such document or notice is not in the English language, accompanied by an English translation thereof, and the English language version of any such document or notice shall control for purposes thereof.

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IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written. GROUP COMPANIES: LIGHTINTHEBOX HOLDING CO., LTD. By: /s/ Guji Guo Name: Guji Guo Title: Director LIGHT IN THE BOX LIMITED By: /s/ Guji Guo Name: Guji Guo Title: Director LANTING JISHI TRADE (SHENZHEN) CO, LTD. By: Name: Wen Xin Title: Legal Representative Shenzhen Lanting Huitong Technologies Co., Ltd. By: Name: Wen Xin Title: Legal Representative Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written. GROUP COMPANIES: LIGHTINTHEBOX HOLDING CO., LTD. By: Name: Title: Director LIGHT IN THE BOX LIMITED By: Name: Title: Director LANTING JISHI TRADE (SHENZHEN) CO, LTD. By: /s/ Wen Xin Name: Wen Xin Title: Legal Representative Shenzhen Lanting Huitong Technologies Co., Ltd. By: /s/ Wen Xin Name: Wen Xin Title: Legal Representative Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written. FOUNDERS: /s/ Guo Quji GUO QUJI ZHANG LIANG WEN XIN FOUNDER HOLDING ENTITIES: WINCORE HOLDINGS LIMITED By: /s/ Guo Quji Name: Guo Quji Title: Director VITZ HOLDINGS LIMITED By: Name: Wen Xin Title: Director CLINET INVESTMENTS LIMITED By: Name: Zhang Liang Title: Director Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written. FOUNDERS: GUO QUJI /s/ Zhang Liang ZHANG LIANG WEN XIN FOUNDER HOLDING ENTITIES: WINCORE HOLDINGS LIMITED By: Name: Guo Quji Title: Director VITZ HOLDINGS LIMITED By: Name: Wen Xin Title: Director CLINET INVESTMENTS LIMITED By: /s/ Zhang Liang Name: Zhang Liang Title: Director Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written. FOUNDERS: GUO QUJI ZHANG LIANG /s/ Wen Xin WEN XIN FOUNDER HOLDING ENTITIES: WINCORE HOLDINGS LIMITED By: Name: Guo Quji Title: Director VITZ HOLDINGS LIMITED By: /s/ Wen Xin Name: Wen Xin Title: Director CLINET INVESTMENTS LIMITED By: Name: Zhang Liang Title: Director Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written. ANGELS: /s/ Xu Xiaoping XU XIAOPING CHIT JEREMY CHAU LIU JUN ANGEL HOLDING ENTITIES: FOCUS CHINA HOLDINGS LIMITED By: /s/ Xu Xiaoping Name: Xu Xiaoping Title: Director KINGMAX HOLDINGS GROUP LIMITED By: Name: Chit Jeremy Chau Title: Director FULLTREND HOLDINGS LIMITED By: Name: Liu Jun Title: Director Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written. ANGELS: XU XIAOPING /s/ Chit Jeremy Chau CHIT JEREMY CHAU LIU JUN ANGEL HOLDING ENTITIES: FOCUS CHINA HOLDINGS LIMITED By: Name: Xu Xiaoping Title: Director KINGMAX HOLDINGS GROUP LIMITED By: /s/ Chit Jeremy Chau Name: Chit Jeremy Chau Title: Director FULLTREND HOLDINGS LIMITED By: Name: Liu Jun Title: Director Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written. ANGELS: XU XIAOPING CHIT JEREMY CHAU /s/ Liu Jun LIU JUN ANGEL HOLDING ENTITIES: FOCUS CHINA HOLDINGS LIMITED By: Name: Xu Xiaoping Title: Director KINGMAX HOLDINGS GROUP LIMITED By: Name: Chit Jeremy Chau Title: Director FULLTREND HOLDINGS LIMITED By: /s/ Liu Jun Name: Liu Jun Title: Director Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written. INVESTORS: CEYUAN VENTURES II, L.P. By: Ceyuan Ventures Management II, LLC Its: General Partner By: Executive Managing Director CEYUAN VENTURES ADVISORS FUND II, LLC By: Name: Title: Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written. INVESTORS: GSR Ventures III, L.P. By: GSR Partners III, L.P. Its General Partner By: GSR Partners III, Ltd. Its General Partner By: Authorized Signatory Banean Holdings Ltd By: Authorized Signatory Address: 101 University Ave, 4th Floor Palo Alto, CA 94301 Tel: +1-650-331-7300 Fax: +1-650-331-7301 Attention: Richard Lim Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written. INVESTORS: GSR Ventures III, L.P. By: GSR Partners III, L.P. Its General Partner By: GSR Partners III, Ltd. Its General Partner By: Authorized Signatory Banean Holdings Ltd By: Authorized Signatory Address: 101 University Ave, 4th Floor Palo Alto, CA 94301 Tel: +1-650-331-7300 Fax: +1-650-331-7301 Attention: Richard Lim Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written. INVESTORS: Trustbridge Partners III, L.P. BY: TB Partners GP3, L.P. BY: TB Partners GP LIMITED Its general partner By: Name: Title: Shareholders Agreement

SCHEDULE A-1

List of Founders and Founder Holding Entities

Founder	PRC Identification Card Number	Founder’s Holding Entity	Number of Ordinary Shares Held by Founder’s Holding Entity After the 2:3 Share Split
Mr. Guo Quji (郭去疾), a PRC citizen	510105197509100012	Wincore Holdings Limited	10,555,555
Mr. Zhang Liang (张良), a PRC citizen	610302197610292034	Clinet Investments Limited	7,038,889
Mr. Wen Xin (文心), a PRC citizen	440301198004202314	Vitz Holdings Limited	7,038,889

SCHEDULE A-2

List of Angels and Angel’s Holding Entities

Angel	PRC Identification Card Number or Passport Number	Angel’s Holding Entity	Number of Ordinary Shares Held by Angel’s Holding Entity After the 2:3 Share Split
Mr. Xu Xiaoping (徐小平), a Canadian citizen	BA487004	Focus China Holdings Limited	5,333,334
Mr. Chit Jeremy Chau, a Hong Kong permanent resident	HA0668315	Kingmax Holdings Group Limited	920,076
Chit Jeremy Chau	HA0668315		1
Mr. Liu Jun (刘俊), a PRC citizen	310109197206254418	Fulltrend Holdings Limited	5,222,221

SCHEDULE B

Capitalization Table

Security	Holder	Beneficial Owner	Number of Shares
Ordinary Shares	Wincore Holdings Limited	Guo Quji	10,555,555
	Vitz Holding Limited	Wen Xin	7,038,889
	Clinet Investments Limited	Zhang Liang	7,038,889
	Fulltrend Holdings Limited	Liu Jun	5,222,221
	Kingmax Holdings Group Limited	Chit Jeremy Chau	920,076
	Chit Jeremy Chau	Chit Jeremy Chau	1
	Focus China Holdings Limited	Xu Xiaoping	5,333,334
Subtotal			36,108,965
Series A Preferred Shares	Ceyuan Ventures II, L.P.	N/A	14,443,500
	Ceyuan Ventures Advisors Fund II, LLC	N/A	556,500
Subtotal			15,000,000
Series B Preferred Shares	Ceyuan Ventures II, L.P.	N/A	3,151,454
	Ceyuan Ventures Advisors Fund II, LLC	N/A	121,424
	GSR Ventures III, L.P.	N/A	14,249,847
Subtotal			17,522,725
ESOP			4,444,444
Total			73,076,134

SCHEDULE C

NOTICES

If to the Group Companies:

Address:	北京市朝阳区建国门外大街 16 号东方瑞景 2 号楼 2902
2902, Park Avenue Intl. Apt. Tower 2, 16 JianGuoMenWai St. Chao Yang Dist., Beijing 100022
Tel:	010-65691295
Fax:	010-65691793
Attention:	文心

If to the Founders and the Founder Holding Entities:

Wincore Holdings Limited and/or GUO QUJI (郭去疾)
Address:	北京市海淀区五道口华清嘉园 18 幢1 单元 201
Tel:	13911526695
Attention:	郭去疾

Clinet Investments Limited and/or ZHANG LIANG (张良)
Address:	北京市西城区西单横二条二号华恒大厦 717 室
Tel:	010-66062647
Fax:	010-66062719
Attention:	张良

Vitz Holdings Limited and/or WEN XIN (文心)
Address:	北京市朝阳区朝外大街怡景园 4 号楼 9E
Tel:	010-85624369
Fax:	010-85624369
Attention:	文心

If to the Angels and the Angel Holding Entities: Fulltrend Holdings Limited and/or LIU JUN (刘俊)
Address:	北京市海淀区兰靛厂翠叠园 8 号楼 1 门 1B
Tel:	010-51650018
Fax:	010-88898602
Attention:	刘俊

Focus China Holdings Limited and/or XU XIAOPING (徐小平)
Address:	北京市朝阳区朝阳公园南路 6 号公园大道1 号楼 21C
Tel:	010-65306250
Attention:	徐小平

Kingmax Holdings Group Limited and/or CHIT JEREMY CHAU

Address:	66/F, Unit C, the Victoria Towers Tower 3, 188 Canton Road
Tsim Sha Tsui, Kowloon, Hong Kong
九龍尖沙咀廣東道 188 號; 港景峰 3 座 66/F C 室
Tel:	15910601640
Attention:	CHIT JEREMY CHAU

If to the Investors:

Ceyuan Ventures II, L.P. and Ceyuan Ventures Advisors Fund II, LLC:

Address:	M&C Corporate Services Limited, Ugland House, P.O. Box 309GT, Grand Cayman, Cayman Islands

with a copy to:

No. 35 Qin Lao Hutong, Dongcheng District, Beijing, 100009 PRC

Tel:	86-10-8402 8800
Fax:	86-10-8402 0999
Attention:	Mr. Yuan Ye

GSR Ventures III, L.P. and Banean Holdings Ltd:

101 University Ave, 4th Floor

Palo Alto, CA 94301

Tel: +1-650-331-7300

Fax: +1-650-331-7301

Attention: Richard Lim

Trustbridge Partners III, L.P.:

Unit 1206, One Lujiazui, No.68 Yincheng Road (C)

Shanghai 200120

China

Tel: (8621) 5010 6188

Fax: (8621) 5010 6162

Attention: Qingsheng Zheng

Exhibit A Form of Power of Attorney

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